UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  December 28, 2018

DPW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Suite E, Newport Beach, CA 92663

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On December 28, 2018, at the Annual Meeting of Shareholders of DPW Holdings, Inc. (the “Company”), the Company’s shareholders approved: (i) electing six directors named by the Company (Milton C. Ault, III, William B. Horne, Amos Kohn, Robert O. Smith, Moti Rosenberg and Jeffrey A. Bentz); (ii) ratification of Marcum LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 (“Auditor Ratification”); (iii) the grant of 1,000,000 shares of Class A Common Stock (the “Common Stock”) to vest ratably over 48 months beginning on January 1, 2020, the grant of options to purchase 500,000 shares of Common Stock at an exercise price of $0.80 which option shall vest over 60 months, and the CEO Performance Award, each of the foregoing pursuant to the terms of the Ault Employment Agreement (defined in the proxy statement on Schedule 14A filed with the Securities and Exchange Commission as of November 19, 2018, the “Proxy Statement”)(the “CEO Employment Agreement”); (iv) the grant of 1,000,000 shares of Common Stock, to vest in installments of 200,000 annually over 5 years beginning on January 1, 2019, and the grant of options to purchase 500,000 shares of Common Stock at an exercise price of $2.32 which option will vest over 60 months, each of the foregoing pursuant to the terms of the Horne Employment Agreement (defined in the Proxy Statement)(the “CFO Employment Agreement”); (v) the equity issuances to directors and executive officers of the Company, in order to comply with the listing rules of NYSE American; (vi) the issuance of 6,044,685 shares of Common Stock pursuant to an amendment that reduced the conversion price of the Secured Convertible Promissory Note (defined in the Proxy Statement) to $0.40 from $0.75; (vii) the issuance of 2,500,000 shares of Common Stock pursuant to the conversion of a Senior Secured Convertible Promissory Note at a conversion price equal to $0.40 per share and up to 400,000 shares of Common Stock in accordance with the Securities Purchase Agreement dated July 2, 2018 and amended August 31, 2018; (viii) the issuance of 5,000,000 shares of Common Stock pursuant to the conversion of a Senior Secured Convertible Promissory Note at a conversion price equal to $0.40 per share and up to 620,000 shares of Common Stock, in accordance with the Securities Purchase Agreement dated August 31, 2018; (ix) the adoption of the Company’s 2018 Stock Incentive Plan (the “2018 Plan”) and (x) the amendment to the Company’s Certificate of Incorporation to increase the authorized shares of Common Stock from 200,000,000 to 500,000,000 (the “COI Amendment”).

As of November 13, 2018, the record date for the meeting, the Company had outstanding and entitled to vote 73,232,808 shares of common stock and 125,000 shares of its outstanding Series B Preferred Convertible Stock. The 125,000 shares of Series B Preferred Stock carry the voting power of 2.38% of all votes entitled to be voted at the meeting for an aggregate of 75,018,522 shares of capital stock voting as a single class eligible to be cast on any matter placed before the shareholders. The Company obtained quorum for both the common stock and the Series B Preferred Convertible Stock. The vote for each proposal was as follows:

Proposal	For	Against	Withheld	Abstain	Broker Non- Votes
1. Election of Six Directors
Milton Ault, III	18,088,680		3,918,175
William B Horne.	17,781,602		4,225,253
Amos Kohn	18,293,981		3,712,874
Robert O. Smith	18,853,042		3,153,813
Moti Rosenberg	18,741,811		3,265,044
Jeffrey A. Bentz	18,942,903		3,063,952

2. Auditor Ratification	55,850,502	4,496,050		1,673,697

3. Grant of Shares of Common Stock Pursuant to CEO’s Employment Agreement	15,032,082	6,662,972	311,801

4. Grant of Shares of Common Stock Pursuant to CFO’s Employment Agreement	15,592,717	6,165,232	248,906

5. Approval of Equity Issuances to Directors and Executive Officers	16,877,226	4,917,745	211,884

6. Approval of Issuance of 6,044,685Shares of Common Stock Pursuant to an Amendment of Secured Convertible Promissory Note	16,342,918	5,448,042	215,895

7. Approval of the Conversion of Convertible Promissory Notes to Common Stock	15,277,603	6,489,505	239,747

8. Approval of Conversion of Senior Secured Convertible Promissory Note into Common Stock	15,288,624	6,510,466	207,765

9. Approval of the 2018 Plan	16,145,468	5,182,375	679,012

10. Approval of the COI Amendment to Increase the Authorized Common Stock	41,143,300	20,234,832	642,117

*Total **Broker Non-Vote

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: December 28, 2018	/s/ Milton C. Ault, III
Milton C. Ault, III Chief Executive Officer